Exhibit 99.1

For information contact:
Wayne Pratt
Vice President, Chief Financial Officer
Brillian Corporation
(602) 389-8797
wayne.pratt@brilliancorp.com

BRILLIAN CORPORATION REPORTS RECORD BOOKINGS AND
REVENUES FOR THE SECOND QUARTER

TEMPE, ARIZ., July 28, 2004 - Brillian Corporation (Nasdaq: BRLC), a designer and developer of rear-projection, high-definition televisions based on its proprietary liquid crystal on silicon (LCoSTM) microdisplays, today announced its financial results for the second quarter ended June 30, 2004.

For the quarter ended June 30, 2004, Brillian reported record revenue of $1.1 million, up 49% from the year-ago quarter. Year-to-date revenue was $1.6 million, up 43% from the first half of 2003. Net loss for the quarter was $4.8 million compared with a net loss of $4.7 million in the second quarter of 2003. Net loss for the first six months of 2004 was $10.2 million compared with a net loss of $9.3 million for the first half of 2003. Net loss per share was $0.78 for the second quarter of 2004 compared with $0.88 for the second quarter of 2003. For the first six months of 2004, net loss per share was $1.77 compared with $1.75 for the first half of 2003. Bookings for the second quarter of 2004 hit a new record of $3.4 million and included $2.6 million for HDTV product and $760,000 for microdisplays.

Brillian ended the quarter with cash, cash equivalents and short-term investments of $16.5 million, working capital of $19.2 million, stockholders’ equity of $40.9 million, and no debt.

“I am very excited about the progress we made during the second quarter,” said Vincent F. Sollitto, Jr., President and CEO of Brillian. “During the second quarter, we achieved record revenue and bookings; we shipped our first 65” HDTV monitor into the Phoenix pilot program; and we kicked off manufacturing at Suntron. Response to the pilot program has been excellent, and we look forward to beginning shipment to end customers in the third quarter. During the quarter, we also signed our largest near to eye imager contract to date, which should result in revenue of $1 million over an 18-month period.”

Business Outlook

We will shortly begin shipments of our new HDTV product to our retail customer. It is anticipated that our retailer customer will have the TVs available in select stores and begin

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com

marketing them later this summer. Based on our current production schedule, the current order book, and customer forecasts, we anticipate revenue for the third quarter of 2004 to be in the range of $2.8 million to $3.2 million. Further, we expect that the net loss in the third quarter will be in the range of $4.4 million to $4.9 million.

Revenue for the fourth quarter of 2004 will be heavily dependent upon the timing of orders placed by our current and potential future retailer customers. However, based on our current forecast and current production schedules, we anticipate that revenue for the fourth quarter of 2004 will be in the range of $9 million to $12 million. For the full year 2004, we anticipate that revenue will be in the range of $13 million to $17 million and net loss will be in the range of $15 million to $18 million.

For 2005, we anticipate sequential quarterly revenue growth of 20% to 25%. We further anticipate that we will achieve our target business model of 35% gross margin and 13% operating profit margin in the second or third quarter of 2005.

Brillian will host a conference call today, July 28, to discuss its second-quarter financial results and future outlook. The conference call may include forward-looking statements. The call will be Web cast and is scheduled to begin at 4:30 p.m. Eastern Time (1:30 p.m. Pacific). The live audio broadcast and replay of the conference call can be accessed on Brillian’s Web site at www.brilliancorp.com under the Investor Relations section. Brillian will maintain an audio replay of this conference call on its Web site through the third quarter of 2004. No other audio replay will be available.

Brillian will present at the Adams Harkness & Hill Equity Conference August 3-5, 2004 in Boston, MA, and at the USDC/WR Hambrecht Display Conference September 23, 2004 in San Francisco.

About Brillian Corporation

Brillian Corporation designs and develops rear-projection HDTVs targeted at retailers and end user customers looking for breakthrough performance and image quality that sets a benchmark in HDTV price/performance. The company is the first and only provider of LCoSTM Gen II technology used in these products. In addition to its high-definition televisions, Brillian also offers a broad line of LCoSTM microdisplay products and subsystems that original equipment manufacturers (OEMs) integrate into proprietary HDTV products, multimedia projectors, and near-to-eye products such as monocular and binocular headsets. Brillian’s LCoSTM Gen I and LCoSTM Gen II microdisplay technologies address the market demand for a high-performance display solution with high image fidelity, high-resolution scalability, and high contrast ratios. The company’s website is www.brilliancorp.com.

Brillian is a registered trademark and LCoS is a trademark of Brillian Corporation. All other trademarks are the property of their respective owners.

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Brillian intends that such forward-looking statements be subject to

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com

the safe-harbor created thereby. Such forward-looking statements include expectations regarding (i) the company’s manufacturing and marketing plans, (ii) the future operating results of the company, including expectations regarding revenue, gross margin improvements, expenses, and losses for the third and fourth quarters of fiscal 2004, for the entire 2004 fiscal year, and for the entire 2005 fiscal year, and (iii) the company’s timing for achieving certain financial targets. Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) changes in markets for the company’s products; (b) changes in the market for customer’s products; (c) the failure of Brillian products to deliver commercially acceptable performance; (d) the ability of Brillian’s management, individually or collectively, to guide the company in a successful manner; and (e) other risks as detailed in Brillian’s Annual Report on Form 10-K.

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com

BRILLIAN CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Total net sales	$1,134	$760	$1,612	$1,131
Costs and Expenses:
Cost of sales	2,653	2,686	5,037	4,818
Selling, general, and administrative	1,107	1,051	2,193	2,265
Research and development	2,104	1,714	4,558	3,397

	5,864	5,451	11,788	10,480

Operating loss	(4,730)	(4,691)	(10,176)	(9,349)
Other Income (Expense):
Loss on investment in start-up company	(131)	—	(131)	—
Interest, net	23	—	67	—

Net Loss	$(4,838)	$(4,691)	$(10,240)	$(9,349)

Loss per Common Share:
Basic and diluted	$(0.78)	$(0.88)	$(1.77)	$(1.75)

Weighted Average Number of Common Shares:
Basic and diluted	6,188	5,329	5,784	5,329

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com

BRILLIAN CORPORATION
CONDENSED BALANCE SHEETS
(unaudited)
(in thousands)

	JUNE 30,	DECEMBER 31,
	2004	2003
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$16,474	$14,417
Accounts receivable, net	845	447
Inventories	3,896	2,735
Other current assets	475	828

Total current assets	21,690	18,427
Property, plant and equipment, net	7,056	6,267
Intangibles, net	8,412	8,768
Other investments	6,200	6,331

	$43,358	$39,793

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$831	$457
Accrued compensation	377	84
Accrued liabilities	1,084	676
Deferred revenue	189	21

Total current liabilities	2,481	1,238

Commitments and Contingencies
Stockholders’ Equity:
Common stock	7	5
Additional paid-in capital	57,867	45,708
Deferred stock compensation	(864)	(1,265)
Accumulated deficit	(16,133)	(5,893)

Total stockholders’ equity	40,877	38,555

	$43,358	$39,793

Corporate Headquarters	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801	www.brilliancorp.com